EXHIBIT 4.7

This Note has not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion from counsel for the holder and is satisfied that this Note and the underlying securities may be transferred without registration under the Act.

                                 PROMISSORY NOTE

                                                          As of October 26, 2000
$110,000                                                     Palm Beach, Florida

FOR VALUE RECEIVED, POWER KIOSKS, INC., a Florida corporation (the "Company"), hereby promises to pay to the order of THOMSON KERNAGHAN & CO. LIMITED, as Agent, or any subsequent holder of this Note (the "Payee"), at 365 Bay Street, 10th Floor, Toronto, Ontario M5H 2V2, or at such other place as may be designated by the Payee from time to time by notice to the Company, the principal sum of One Hundred Ten Thousand Dollars ($110,000) to be funded entirely at execution of this Promissory Note One Hundred Ten Thousand Dollars ($110,000) (less a ten percent (10%) placement fee) together with simple interest from the date funded (the "Funding Date") on the unpaid principal amount at an annual rate equal to ten percent (10.0%) per annum. Such principal and interest shall be paid in accordance with the terms of Section 1 below, in cash, or by wire transfer to such account as the Payee shall direct, in immediately available funds and in lawful currency of the United States of America.

1.   PAYMENTS.

(a) The unpaid principal amount of this Note shall be payable to the Payee in cash as provided herein on or before October 26, 2001 (collectively the "Maturity Date").

(b) Interest on the unpaid principal balance of this Note at the rate of ten percent (10.0%) per annum shall accrue from the date hereof and shall be payable to the Payee in cash annually. Interest shall be calculated on the basis of a 365 day year.

(c) In the event that any payment of principal and/or interest hereunder becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close, then the maturity thereof shall be extended to the next succeeding "Business Day" (defined as any days on which national banks in the United States are open for business); and during any such extension, interest on principal amounts payable shall accrue and be payable at the applicable rate.

2.   RANKING OF NOTE.

Subject at all times to the subordination provisions set forth in Section 10 hereof, this Note

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shall constitute senior securities of the Company and, except as provided below, shall rank pari passu with all other indebtedness for money borrowed by the Company and senior to any other indebtedness for money borrowed by the Company which, by its terms shall be made expressly subject and subordinated to this Note.

3.   PREPAYMENT OF NOTE.

(a) The principal amount of this Note and any accrued and unpaid interest may be prepaid, at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time.

(c) Each Prepayment Notice shall specify the principal amount of this Note to be redeemed. Each prepayment of principal of this Note shall be accompanied by the payment of all interest accrued and unpaid to the prepayment date on the amount so prepaid. Each such prepayment shall be made by wire transfer of immediately available funds or by bank cashier's check payable to the Payee. Any partial prepayment of this Note, whether optional or mandatory, shall be applied first to accrued and unpaid interest hereon, and then to the outstanding principal amount of this Note in the inverse order of maturity.

(d) Notwithstanding anything to the contrary set forth in this Section 3, in the event and to the extent that the Company shall provide the Payee of this Note with a Prepayment Notice, it shall simultaneously provide to the Payee of this Note evidence of the availability of funds to effect such prepayment; which evidence of availability of funds shall include, without limitation, (i) confirmation of cash or cash equivalent bank balances, (ii) an irrevocable bank letter of credit, or (iii) a written commitment from a recognized lending institution to effect the financing of such prepayment.

4.   EVENTS OF DEFAULT.

The occurrence and continuance of any one or more of the following events is herein referred to as an Event of Default:

(a) If the Company shall default in the payment of any installment of interest on this Note when payable in accordance with the terms thereof for more than ten
(10) calendar days after the same shall become due; or

(b) If the Company shall default in the performance of or compliance with any of its material covenants or agreements contained herein and such default shall not have been remedied within thirty (30) calendar days after written notice thereof shall have been delivered to the Company by the Payee of this Note in accordance with the notice provisions herein; or

(c) If any representation or warranty made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made; or

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(d) If the Company or any of its "Significant  Subsidiaries" (as defined herein)
shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy or shall have an order for relief under the Bankruptcy Act granted against it or them, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company or any of its Significant Subsidiaries in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company or any of its Significant Subsidiaries, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company or any of its Significant Subsidiaries. For purposes of this Section 4(d), the term Significant Subsidiary shall mean and include any other person, firm or corporation (i) more than 50% of the common stock or equity interests of which are owned of record by the Company or any Subsidiary of the Company, and (ii) the net income before taxes or total assets of which represent more than 15% of the consolidated net income before taxes or consolidated assets of the Company and all of its Subsidiaries; or

(e) If, within sixty (60) days after the commencement of any proceeding against the Company or any Significant Subsidiary seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Company or any Significant Subsidiary, of any trustee, receiver or liquidator of the Company or any Significant Subsidiary or of all or any substantial part of the properties of the Company or any Significant Subsidiary, such appointment shall not have been vacated.

5.   REMEDIES ON DEFAULT; ACCELERATION.

Upon the occurrence and during the continuance of an Event of Default, the entire unpaid balance of principal and accrued interest on this Note may be accelerated and declared to be immediately due and payable by the Payee. Unless waived by the written consent of the Payee, such Payee may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. Upon the occurrence of an Event of Default, the Company agrees to pay to the Payee of this Note such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorneys' fees and expenses. No course of dealing and no delay on the part of the Payee of this
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Payee's rights, powers and remedies. No right, power or remedy conferred hereby upon the Payee hereof shall be exclusive of any other right, power or remedy referred to herein nor now or hereafter available at law, in equity, by statute or otherwise.

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6.   NOTICES.

All notices, requests, demands or other communications hereunder shall be in writing and personally addressed or sent by telecopier or by registered or certified mail, return receipt requested, postage pre-paid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

If to the Company:                 Power Kiosks, Inc.
                                   181 Whitehall Drive
                                   Markham, Ontario, Canada, L3R 9T1
                                   Attn: Ronald Terry Cooke
                                   Telephone: (905) 948-9600
                                   Fax: (905) 948-8377

with copy                          Mintmire & Associates
(which shall not                   265 Sunrise Avenue, Suite 204
constitute notice)                 Palm Beach, FL 33480
                                   Attention: Donald F. Mintmire, Esq.
                                   Telephone: (561) 832-5696
                                   Fax: (561) 659-5371

If to the Payee:                   Thomson Kernaghan & Co. Ltd., as Agent
                                   365 Bay Street, Tenth Floor
                                   Toronto, Ontario M5H 2V2, Canada
                                   Attention: Mark E. Valentine
                                   Telephone (416) 860-6130
                                   Fax (416) 860-6140, or

to such Payee at the address set forth on the records of the Company.

In addition, copies of all such notices or other communications shall be concurrently delivered by the person giving the same to each person who has been identified to the Company by such Payee as a person who is to receive copies of such notices.

7.   GOVERNING LAW.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to conflict of law principles; provided, however that if any provision of this Note is unenforceable under Florida law but is enforceable under the laws of the state of Delaware, then that provision shall be governed by, and construed and interpreted in accordance with, the laws of the state of Delaware.



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


8.   SUBORDINATION TO SENIOR DEBT.

(a) Payment of the principal of and interest on this Note is subordinated, to the extent and in the manner provided herein, to the prior payment of all indebtedness of the Company and/or all Subsidiaries of the Company, for money borrowed or other obligations which is now or may hereafter be owed (collectively, "A Senior Debt") to any bank, commercial finance company, factor, insurance company or other institution the lending activities of which are regulated by law (individually, a "Senior Lender" and collectively, "Senior Lenders"), which may, hereafter on any one or more occasions provide financing to the Company or any of its Subsidiaries, secured by liens on any of the assets and properties of the Company and/or any of its Subsidiaries (individually and collectively, an "Institutional Borrower").

(b) Upon any payment or distribution of assets or securities of the Institutional Borrower, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Institutional Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable under Senior Debt shall first be paid in full in cash, or payment provided for in cash or cash equivalents, before the Payee hereof shall be entitled to receive any payment on account of principal of or interest on this Note. Before any payment may be made by the Institutional Borrower of the principal of or interest on this Note upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of the Institutional Borrower of any kind of character, whether in cash, property or securities, to which the Payee hereof would be entitled, except for the provisions of this Section 8, shall be made by the Institutional Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representatives to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(c) Upon the happening of any default in payment of the principal of or interest on any Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower on account of the principal of or interest on this Note.

(d) Upon the happening of an event of default (other than under circumstances when the terms of Section 8(c) above are applicable) with respect to any Senior Debt pursuant to which the Payee thereof is entitled under the terms of such Senior Debt to accelerate the maturity thereof, and upon written notice thereof given to each of the Institutional Borrower and the Payee of this Note by such holder of Senior Debt (A Payment Notice), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no action shall or may be taken for collection of any amounts under this Note, and no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Institutional Borrower an account of the principal of or interest on this Note until such Senior Debt has been paid in full accordance with its terms.


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



(e) In the event that, notwithstanding the provisions of this Section 8, any payment shall be made on account of the principal of or interest on this Note in contravention of such provisions, then such payment shall be held for the benefit of, and shall be paid over and delivered to, the holders of such Senior Debt remaining unpaid to the extent necessary to pay in full in cash or cash equivalents the principal of and interest on such Senior Debt in accordance with its terms after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(f) Nothing contained in this Section 8 shall:

         (i) impair, as between the Company and the Payee of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the Payee hereof principal and interest as the same shall become due and payable, or

         (ii) prevent the Payee hereof from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the express limitations provided herein.

(g) Upon the occurrence of an Event of Default, if any Senior Debt shall then be outstanding, no acceleration of the maturity of this Note shall be effective until the earlier of (i) ten (10) days shall have passed following the date of delivery to the Institutional Borrower by a Senior Lender(s) of written notice of acceleration of any Senior Debt, or (ii) the maturity of any then outstanding Senior Debt shall have been accelerated by reason of a default hereon. The Company may pay the Payee hereof any defaulted payment and all other amounts due following any such acceleration of the maturity of this Note if this Section 8 would not prohibit such payment to be made at that time.

(h) Upon payment in full of all Senior Debt, the Payee of this Note shall be subrogated to the rights of the holder or holders of Senior Debt to receive all payments or distributions applicable on such Senior Debt to the extent of the prior application thereto of moneys or other assets which would have been received in respect of this Note, but for these subordination provisions, until the principal of, and interest on, this Note shall have been paid in full.

(i)  The Payee, by accepting this Note:

         (i) shall be bound by all of the foregoing subordination provisions;

         (ii) agrees expressly for the benefit of the present and future holders of Senior Debt that this Note is subject to the foregoing subordination provisions;

         (iii) authorizes such persons as shall be designated by all holders of Senior Debt at any given time, on his or its benefit to execute and deliver such agreements, assignments, proofs of claim and other documents appropriate to effectuate the foregoing subordination provisions; and

          (iv) hereby appoints the person so designated his or its attorney-in-fact for such purpose.



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


(j) The foregoing subordination provisions shall be for the benefit of all holders of Senior Debt from time to time outstanding, and each of such holders may proceed to enforce such provisions either directly against the Payee hereof or in any other manner provided by law.

9.   PERMITTED PAYMENTS.

Notwithstanding the provisions of Section 8 of this Note, and provided that no default or event of default (or event which, with the passage of time or giving of notice or both) has occurred, will occur as a result of the "Permitted Payment" (herein defined), or will occur with the passage of time or giving of notice or both, under any document or instrument evidencing such Senior Debt, the Company may pay to the Payee, and the Payee may accept from the Company, the principal payments of, and/or interest payments on, the outstanding principal amount of this Note when due on an unaccelerated basis (herein, "Permitted Payments"); it being understood and agreed by the Payee by accepting this Note that neither:

(a)      the payment terms set forth in Section l of this Note;

(b)      the subordination provisions contained in Section 8 of this Note, nor

(c) the provisions of this Section 9 of this Note, may be modified or amended without the prior written consent of each and every holder of Senior Debt.

10.  SUCCESSORS AND ASSIGNS.

This Note shall be binding upon and inure to the benefit of the Company and the Payee hereof and their respective successors and permitted assigns. The parties hereto contemplate the spinoff or transfer of certain assets of the Company, including one (1) or more subsidiaries of the Company. Payee hereby consents to an assignment by the Company and an assumption by that entity of the indebtedness created hereunder. To the extent that the monies advanced pursuant to this Note are not expended by the Company prior to such spinoff or transfer, such monies may be utilized by those new entities for working capital purposes rather than by the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officers as of the date first set forth above.


                                    POWER KIOSKS, INC.


                                    By:     /s/    Ronald Terry Cooke
                                    -----------------------------------------
                                    Ronald Terry Cooke, President & Chairman

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